UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2014

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 7, 2014, the Board of Directors of Avista Corporation (Avista Corp. or the Company) amended Section 11 of Article II of the Company’s Bylaws. A complete copy of the Bylaws of Avista Corp., as amended February 7, 2014, is filed as Exhibit 3.2. A copy of the Bylaws of Avista Corp., marked to show amendments effective as of February 7, 2014, is filed as Exhibit 3.3.
Section 11 of Article II of the Bylaws sets forth the procedures to be followed in order for shareholders to nominate individuals for election to the Board of Directors or to propose other business to be transacted at a meeting of shareholders.
The amendments to the Bylaws adopted on February 7, 2014:

(1)
conform the information as to derivative securities and the like that must be furnished by a shareholder when making a nomination or proposing other business to the information that is required to be reported under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), by directors, officers and other reporting persons. This is accomplished by eliminating the defined term “Derivative Transaction” and the references thereto and replacing the same with the defined terms “pecuniary interest” and “indirect pecuniary interest”, as such terms are defined in Rule 16a-1(a)(2) under the Exchange Act; and

(2)
allow nominations and proposals of other business to be made not only by shareholders of record but also by shareholders who (a) own shares through a brokerage firm, bank or other nominee and (b) have proved such ownership in the manner contemplated by Rule 14a-8 under the Exchange Act (whether or not such rule shall be applicable in the particular case).

Proposed business will not be transacted and proposed nominations will not be made unless all requirements set forth in the Bylaws are satisfied.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
Exhibits

3.2	Bylaws of Avista Corporation, as amended February 7, 2014.

3.3	Bylaws of Avista Corporation, marked to show amendments effective as of February 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	February 12, 2014	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer